    As filed with the Securities and Exchange Commission on March 13, 1997
                      Registration Statement No. 333-22597


--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           -----------------------


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           -----------------------



                                EATON CORPORATION
             (Exact name of registrant as specified in its charter)

          OHIO                                                  34-0196300
(State or other jurisdiction of                             (I.R.S. employer
incorporation or organization)                              identification no.)

                       Eaton Center, Cleveland, Ohio 44114
                    (Address of principal executive offices)


                   Eaton Incentive Compensation Deferral Plan
                            (Full title of the plan)
                            ------------------------


                            E. R. Franklin, Secretary
                                Eaton Corporation
                       Eaton Center, Cleveland, Ohio 44114
                                 (216) 523-4103
(Name, address, and telephone number, including area code, of agent for service)


                           -----------------------



                             Amending the Prospectus

                                   SIGNATURES


                  Pursuant to the requirements of the 1933 Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on the 13th day of March, 1997.


                                                 EATON CORPORATION

                                                 By       /s/ G. L. Gherlein
                                                   ----------------------------
                                                 G. L. Gherlein, Executive Vice
                                                 President and General Counsel

                  Pursuant to the requirements of the 1933 Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

                  Name              Title
                  ----              -----


          *                      Chairman and Chief Executive Officer;
-----------------------          Principal Executive Officer; Director
Stephen R. Hardis

          *                      President and Chief Operating Officer;
-----------------------          Director
Alexander M. Cutler

          *                      Vice President and Chief Financial and
-----------------------          Planning Officer; Principal Financial Officer
Adrian T. Dillon

          *                      Vice President - Accounting; Principal
-----------------------          Accounting Officer
Ronald L. Leach

          *                      Director
-----------------------
Phyllis B. Davis

          *                      Director
-----------------------
Ernie Green

          *                      Director
-----------------------
Charles E. Hugel

          *                      Director
-----------------------
John R. Miller

          *                      Director
-----------------------
Victor A. Pelson

          *                      Director
-----------------------
A. William Reynolds

          *                      Director
-----------------------
Gary L. Tooker



*By    /s/ David M. O'Loughlin                               March 13, 1997
    ----------------------------------------
     David M. O'Loughlin, Attorney-in-Fact
     for the Officers and Directors
     Signing in the capacities indicated

                                Explanatory Note
                                ----------------

                  The reoffer prospectus which is filed as a part of this Registration Statement has been prepared in accordance with the requirements of Form S-3, and pursuant to General Instruction C of Form S-8 may be used for reoffers or resales of the Shares that have been acquired by the Selling Shareholders identified herein.

REOFFER PROSPECTUS

                                EATON CORPORATION

                     COMMON SHARES, PAR VALUE $.50 PER SHARE

                32,836 COMMON SHARES UNDER THE EATON CORPORATION
                      INCENTIVE COMPENSATION DEFERRAL PLAN


                  This Prospectus is being used in connection with the offering from time to time by certain executives (the "Selling Shareholders") of Eaton Corporation, an Ohio corporation (the "Company") of up to 32,836 common shares, $.50 par value per share, of the Company (the "Eaton Common Shares"), which have been or will be acquired by such persons pursuant to the Eaton Corporation Incentive Compensation Deferral Plan (the "Plan"). The shares that have been so acquired by such persons pursuant to the Plan are herein referred to as "Restricted Shares."

                  The Restricted Shares may be offered hereby from time to time by any and all of the Selling Shareholders for their own benefit. The Company will not be entitled to any of the proceeds from such sales.

                  The Restricted Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may sell the Shares in one or more transactions (which may include block transactions) on the open market in ordinary brokerage transactions on the New York Stock Exchange, the Chicago Stock Exchange, the Pacific Stock Exchange, or the London Stock Exchange (on each of which the Common Shares of the Company are listed), in privately negotiated transactions, or in a combination of such methods of sale; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any Restricted Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by each such Selling Shareholder.

                  The Selling Shareholders and any dealer acting in connection with the offering of any of the Shares or any broker executing selling orders on behalf of the Selling

Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

                               REOFFER PROSPECTUS


                  The Eaton Common Shares are traded on the New York Stock Exchange and on certain other Exchanges. On March 13, 1997, the closing price of the Eaton Common Shares as reported on the New York Stock Exchange was $73.125 per share.


                        ---------------------------------

          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
           ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
            ADEQUACY OF THIS PROSPECTUS OR ANY SUPPLEMENT HERETO. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                     --------------------------------------


                                 MARCH 13, 1997

                                -----------------

               NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                -----------------

                                TABLE OF CONTENTS

                                                                    PAGE
                                                                    ----
Available Information................................................ 6
Incorporation of Certain Documents by Reference...................... 6
The Company.......................................................... 8
Selling Shareholders................................................. 8
Plan of Distribution.................................................10
Experts..............................................................11

                              AVAILABLE INFORMATION

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at the Northwestern Atrium Center, 500 West Madison, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates.

                  This Prospectus constitutes a part of a Registration Statement filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Eaton Common Shares. Statements contained herein concerning the provisions of any documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                  The following documents heretofore filed with the Commission are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K filed with the Commission pursuant to Section 13(a) of the Exchange Act for the Company's fiscal year ended December 31, 1995, (ii) all reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in subsection (i) above, and (iii) a description of the Eaton Common Shares, with a par value of $.50 per share, set forth in the registrant's Registration Statement under the 1934 Act, as amended to date, filed with the Commission pursuant to Section 12 of the 1934 Act.

                  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such reports and documents.

                  Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. All information appearing in this Prospectus is qualified in its entirety by the information and financial statements (including notes thereto) appearing in the documents incorporated herein by reference, except to the extent set forth in the immediately preceding statement.

                  The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, on the written or oral request of such person, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Eaton Corporation, Office of the Secretary, Eaton Center, 1111 Superior Avenue, Cleveland, Ohio 44114-2584; telephone number (216) 523-5000.

                     --------------------------------------

                                   THE COMPANY

                  The Company is a global manufacturer of highly engineered products which serve industrial, vehicle, construction, commercial and aerospace markets. Principal products include electrical power distribution and control equipment, truck transmissions and axles, engine components, hydraulic products, ion implanters and a wide variety of controls. Headquartered in Cleveland, the Company has approximately 54,000 employees and 155 manufacturing sites in 26 countries.

                  The Company is incorporated in Ohio. The principal executive office of the Company is located at Eaton Center, 1111 Superior Avenue, Cleveland, Ohio 44114-2584; its telephone number is (216) 523-5000.

                              SELLING SHAREHOLDERS

                  This Prospectus relates to Eaton Common Shares that have been or may be acquired under the Plan by the Selling Shareholders. The address of each Selling Shareholder is c/o Eaton Corporation, Eaton Center, 1111 Superior Avenue, Cleveland, Ohio 44114-2584.

                  The Selling Shareholders are certain executives or former executives of the Company. The following table sets forth the name and principal position or positions over the past three years with the Company of each Selling Shareholder and (a) the number of shares of Common Stock each Selling Shareholder beneficially owned prior to this offering; (b) the number of shares of Common Stock acquired by each Selling Shareholder pursuant to the Plan and being registered hereby, some or all of which shares may be sold pursuant to this Prospectus; and (c) the number of shares of Common Stock and the percentage, if 1% or more, of the total class of Common Stock outstanding to be beneficially owned by each Selling Shareholder following this offering, assuming the sale pursuant to this offering of all shares acquired by such Selling Shareholders pursuant to the Plan and registered hereby.

                  This table reflects all Selling Shareholders who are eligible to resell and the number of Shares available to be resold by such Selling Shareholders. There is no assurance that any of the Selling Shareholders will sell any or all of the Shares offered by them hereunder.


                                                                   Shares         Shares
                                                     Shares      Covered by    Beneficially
Selling Shareholders and Principal                 Beneficially     this     Owned After this
Positions with the Company                            Owned      Prospectus      Offering
----------------------------------                 ------------  ----------  ----------------
John M. Carmont, Vice President                       34,910         1,204         34,910
and Treasurer (retired)

Alexander M. Cutler, President                       183,130         3,425        183,130
and Chief Operating Officer

Adrian T. Dillon, Vice President -                    59,612           290         59,612
Chief Financial and Planning
Officer

Patrick X. Donovan,                                   50,782           394         50,782
Vice President - International

Earl R. Franklin, Secretary and                       46,044           379         46,044
Associate General Counsel

Gerald L. Gherlein, Executive Vice                   149,063           126        149,063
President and General Counsel

Stephen R. Hardis, Chairman and                      236,862         7,009        236,862
Chief Executive Officer

Ronald L. Leach, Vice President -                     96,478         1,294         96,478
Accounting

Derek R. Mumford, Vice President -                    52,970         1,276         52,970
Information Technologies

Joseph L. Becherer, Senior Vice                       36,185           962         36,185
President - Cutler-Hammer

Thomas W. O'Boyle, Senior Vice                        60,691           553         60,691
President - Truck Components

Larry M. Oman, Senior Vice                            78,950         1,249         78,950
President - Automotive Components

William E. Butler, Chairman and                      257,337        10,322        257,337
Chief Executive Officer (Retired)

John S. Rodewig, President                           169,947         4,353        169,947
and Chief Operating Officer
(Retired)

James N. Bateman, Employee                               506           492            506
(Retired)

Peter F. Krol, Employee                                6,050         1,223          6,050
(Retired)

Henry T. Holland, Employee                            20,174            87         20,174
(Retired)

Note: No One Selling Shareholder Beneficially Owns More than 1% of the Outstanding Eaton Common Shares. The Shares Covered by this Prospectus Currently Are in the Form of Contingent Share Units Which Are Not Considered to Be Shares Beneficially Owned. The Units are Converted to Common Shares Upon Distribution to the Selling Shareholders.

                              PLAN OF DISTRIBUTION

                  The Eaton Common Shares are being sold by the Selling Shareholders acting as principals for their own account. The Company will not be entitled to any proceeds from the sale of any Shares sold by the Selling Shareholders as part of this offering.

                  The Eaton Common Shares may be sold from time to time to purchasers directly by any of the Selling Shareholders. Alternatively, the Selling Shareholders may sell the Shares in one or more transactions (which may include block transactions) on the open market in ordinary brokerage transactions on the New York Stock Exchange, the Chicago Stock Exchange, the Pacific Stock Exchange, or the London Stock Exchange (on each of which the Common Shares of the Company are listed), in privately negotiated transactions, or in a combination of such methods of sale; each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices; some or all of the Shares may be sold through brokers acting on behalf of the Selling Shareholders or to dealers for resale by such dealers; and in connection with such sales, such brokers or dealers may receive compensation in the form of discounts, fees or commissions from the Selling Shareholders and/or the purchasers of such shares for whom they may act as broker or agent (which discounts, fees or commissions are not anticipated to exceed those customary in the types of transactions involved). However, any Restricted Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. All expenses of registration incurred in connection with this offering are being borne by the Company, but all brokerage commissions and other expenses incurred by individual Selling Shareholders will be borne by each such Selling Shareholder.

                  The Selling Shareholders and any dealer acting in connection with the offering or any broker executing selling orders on behalf of the Selling Shareholders may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any profit on the sale of any or all of the Shares by them and any discounts or concessions received by any such brokers or dealers may be deemed to be underwriting discounts and commissions under the Securities Act.

                  Any broker or dealer participating in any distribution of Shares in connection with this offering may be deemed to be an "underwriter" within the meaning of the Securities Act and may be required to deliver a copy of this Prospectus, including a Prospectus Supplement, to any person who purchases any of the Shares from or through such broker or dealer.

                                  LEGAL MATTERS

                  The legality of the shares offered hereby have been passed upon for the Company by G. L. Gherlein, Esq., Executive Vice President and General Counsel of the Company.

                                     EXPERTS

                  The consolidated financial statements incorporated in this prospectus by reference from the Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                       SUPPLEMENTAL INFORMATION REGARDING
                        THE EATON INCENTIVE COMPENSATION
                                  DEFERRAL PLAN

                  This Prospectus, which is comprised of a copy of the Eaton Incentive Compensation Deferral Plan (the "Plan") of Eaton Corporation (the "Company") and this supplemental information, relates to the registration of 100,000 Eaton Common Shares (the "Eaton Common Shares") and the associated Rights under the Securities Act of 1933. Unless otherwise defined herein, the terms used in this document shall have the meanings set forth in the Plan, a copy of which is attached hereto.

ERISA
                  The Plan is subject to the provisions of the Employment Retirement Income Security Act of 1974 ("ERISA") and complies with the requirements of a "top hat" plan thereunder. Accordingly, the Plan is exempt from the participation and vesting, funding, and fiduciary responsibility requirements of ERISA.

ADMINISTRATION

                  The Plan is administered by the Compensation and Organization Committee ("Committee") of the Board of Directors of the Company. The Committee interprets the provisions of the Plan and adopts procedures for the administration of the Plan which are consistent with the provisions thereof and any rules adopted by the Committee. Plan Participants may obtain additional information about the Plan and its administrators by directing inquiries to Eaton Corporation, Office of the Secretary, Eaton Center, Cleveland, Ohio 44114,
(216) 523-5000.

DESCRIPTION OF SECURITIES

                  The Eaton Common Shares and the associated Rights are registered under Section 12 of the 1934 Act and, accordingly, no description is provided hereunder.







THIS DOCUMENT CONSTITUTES PART OF A PROSPECTUS COVERING
SECURITIES THAT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT
OF 1933.

INCORPORATION OF DOCUMENTS BY REFERENCE

                  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the "Commission"). All reports, proxy statements, and other information filed by the Company with the Commission can be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, or at the regional offices of the Commission located at 7 World Trade Center, Thirteenth Floor, New York, New York 10048, and The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials may also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, the Commission maintains a public access site on the Internet through the World Wide Web at which site reports, information statements and other information, including all electronic filings, may be viewed. The Internet address of such World Wide Web site is http://www.sec.gov.

                  The following documents heretofore filed with the Commission are incorporated herein by reference and made a part hereof: (i) the Company's Annual Report on Form 10-K filed with the Commission for the Company's fiscal year ended December 31, 1995, (ii) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the 1934 Act since December 31, 1995,
(iii) a description of Eaton Common Shares and the associated Rights set forth in the Company's Registration Statement filed with the Commission, as amended to date, pursuant to Section 12 of the 1934 Act. All reports and other documents subsequently filed by the Company pursuant to Sections 13, 14 and 15(d) of the 1934 Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

                  The Company undertakes to provide without charge to each person to whom a copy of this document has been delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Eaton Corporation, Office of the Secretary, Eaton Center, Cleveland, Ohio 44114, telephone number (216) 523-5000.

                  Each person who receives this document will simultaneously receive the Company's most recent Annual Report. Additionally, the Company will send to each Plan participant a copy of every report, proxy statement, and other communications distributed by the Company to its shareholders no later than the time such material is sent to shareholders.

PURCHASE OF SECURITIES PURSUANT TO THE PLAN


                  Upon payment of Common Share Retirement Compensation (as defined under the Plan) in Eaton Common Shares, the share units standing to the Participant's credit will be converted to the same number of Eaton Common Shares for distribution to the Participant. Eaton Common Shares may be purchased on the open market to pay this Common Share Retirement Compensation. Eaton Common Shares also may be acquired from trusts established by the Company in order to fund its obligation under the Plan as well as other plans maintained by the Company.


ADDITIONAL INFORMATION REGARDING INVESTMENTS

                  As noted in the Plan, a Participant's deferred compensation allocated to Common Share Retirement Compensation is based on Eaton Common Shares. A summary of the investment performance for Eaton Common Shares is set forth below:

                       EATON CORPORATION COMMON SHARES
                         HISTORICAL MARKET PRICE DATA


Quarter-End       High          Low           Close
Date              ----          ---           -----
-----------
03/31/94          $62.125       $50.375       $57.875
06/30/94          $58.750       $49.875       $52.000
09/30/94          $54.625       $45.750       $47.500
12/30/94          $54.250       $43.875       $49.500
03/31/95          $55.875       $45.250       $54.250
06/30/95          $61.250       $51.875       $58.125
09/29/95          $62.500       $52.375       $53.000
12/29/95          $56.250       $49.500       $53.625
03/29/96          $61.875       $50.375       $60.250
06/28/96          $62.375       $56.875       $58.625
09/30/96          $61.250       $53.000       $60.375
12/30/96          $70.875       $57.750       $69.750
02/27/97          $72.625       $67.250       $72.625
03/13/97          $73.625       $72.625       $73.125


FEDERAL INCOME TAX CONSEQUENCES

                  The following is a brief description of the federal income tax treatment which will generally apply with respect to amounts of Incentive Compensation deferred under the Plan. Because the following is only a brief summary, Participants should not rely thereon for individual tax advice, as each taxpayer's situation and the consequences of any particular transaction will vary depending upon the specific facts and circumstances involved. Each taxpayer is advised to consult with his or her own tax advisor for particular federal, as well as state and local, income and any other tax advice.

                  Under existing federal income tax provisions, a Participant who elects to defer receipt of an amount of Incentive Compensation will not be subject to current federal income tax on the amount deferred, and the Company will not be entitled to a current federal income tax deduction for the deferred amount. In addition, the Participant will not be subject to current federal income tax on dividend equivalents credited to his or her Common Share Retirement Compensation Account, and the Company will not be entitled to a current federal income tax deduction for such amounts.

                  A Participant, or his or her beneficiaries, will be subject to federal income tax on amounts distributed from the Plan at the time the amounts are actually or constructively received by the recipient, and the Company generally will be entitled to a federal income tax deduction at the time of the distribution. The Company's deduction for such amounts, together with all other compensation, may be limited under Code Section 162(m) to $1 million (per person) annually. This annual limit generally applies only to non-performance based compensation paid to the Chief Executive Officer and the other four most highly compensated officers.

                  The Plan provides in certain circumstances for accelerated distributions in the event of a change in ownership or control of the Company. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such distribution may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments," and the Company will be denied any deduction with respect to such payment. The Company has agreed to "gross-up" the recipient with respect to any excise tax imposed. Recipients of distributions should consult their tax advisors as to whether accelerated distribution of amounts under the Plan in connection with a change of ownership or control of the Company would give rise to an excess parachute payment.

ASSIGNMENT OF PARTICIPANT'S INTEREST IN PLAN ASSETS

                  Generally, a participant's interest in the Plan is non-assignable and non-transferable. In addition, a participant may not pledge his or her plan interest and a participant's creditors cannot claim his or her interests in the Plan to satisfy the participant's debts.